Exhibit 19 under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K


                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of BATTERY PARK FUNDS, INC. and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities and Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                 TITLE                            DATE


/s/Robert Levine           Chairman, President          April 3, 1997
Robert Levine               and Director
                            (Chief Executive Officer)

/s/Lance B. Fraser         Treasurer and Director       April 3, 1997
Lance B. Fraser             (Principal Financial and
                             Accounting Officer)

/s/Michael A. Berman       Director                     April 3, 1997
Michael A. Berman-Resigned-9/5/97


/s/John Fitting, Jr.       Director                     April 3, 1997
John Fitting, Jr.


/s/Francis L. Fraenkel     Director                     April 3, 1997
Francis L. Fraenkel


/s/Frank K. Reilly         Director                     April 3, 1997
Frank K. Reilly

Sworn to and subscribed before me this 3 day of April, 1997

/s/Ronnelle A. Selva
Ronnelle A. Selva
Notary Public, State of New York
No. 24-4975272
Certificate Filed in New York City
Qualified in Kings County
Commission Expires December 3, 1998